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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHWESTERN PUBLIC SERVICE COMPANY
(Exact name of registrant as specified in its charter)

NEW MEXICO	75-0575400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Tyler at Sixth Street
Amarillo, Texas 79101
(303) 571-7511

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GARY L. GIBSON President and Chairman of the Board Southwestern Public Service Company Tyler at Sixth Street Amarillo, Texas 79101 (303) 571-7511	DAVID HUDSON Corporate Secretary Southwestern Public Service Company Tyler at Sixth Street Amarillo, Texas 79101 (303) 571-7511

(Name and address, including zip code, of agent for service)

Copy to:

ROBERT J. JOSEPH
Jones, Day, Reavis & Pogue
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	$500,000,000	100%	$500,000,000	$125,000

(1)
Estimated solely for purposes of calculating registration fee.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 18, 2001

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SOUTHWESTERN PUBLIC SERVICE COMPANY

DEBT SECURITIES

    We may offer for sale from time to time up to $500,000,000 aggregate principal amount of our unsecured debt securities. We refer to the debt securities being offered by this prospectus as "Debt Securities." We may sell the Debt Securities in one or more series (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers, or (iii) through agents. See "Plan of Distribution." The amount and terms of the sale of a series of Debt Securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus. That prospectus supplement will include if applicable:

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  The names of any underwriters, dealers or agents involved in the distribution of that series of Debt Securities;

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  Any applicable commissions or discounts and the net proceeds to us from that sale;

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  The aggregate principal amount and offering price of that series of the Debt Securities;

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  The rate or rates (or method of calculation) of interest;

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  The time or times and place of payment of interest;

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  The maturity date or dates; and

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  Any redemption terms or other specific terms of that series of Debt Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

    The date of this prospectus is    , 2001.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the Debt Securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION." We believe we have included all information material to investors but some details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the period ended December 31, 2000, filed with the SEC on March 28, 2001, our Quarterly Report on Form 10-Q for the period ended March 31, 2001, and any future filing made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement or until we sell all of the securities.

    We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  Corporate Secretary
  Southwestern Public Service Company
  Tyler at Sixth Street
  Amarillo, Texas 79101
  (303) 571-7511

FORWARD-LOOKING STATEMENTS

    This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute "forward-looking statements." When we use words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

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  general economic conditions, including their impact on capital expenditures

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  business conditions in the energy industry

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  competitive factors

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  unusual weather

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  changes in federal or state legislation, including the status and implementation of restructuring legislation in Texas and New Mexico, our two primary jurisdictions

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  regulation

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  the other risk factors listed from time to time by us in reports filed with the Securities and Exchange Commission

    You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business", "Management's Discussion and Analysis" and "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K, for the year ended December 31, 2000, and other documents on file with the Securities and Exchange Commission. You may obtain copies of these documents as described under "WHERE YOU CAN FIND MORE INFORMATION".

SOUTHWESTERN PUBLIC SERVICE COMPANY

    We are an operating utility engaged primarily in the generation, transmission, distribution and sale of electricity. We serve approximately 390,000 electric customers in portions of Texas, New Mexico, Oklahoma and Kansas. A major portion of our electric operating revenues is derived from operations in Texas.

    We were incorporated in 1921 under the laws of the State of New Mexico. On August 1, 1997, we combined with Public Service Company of Colorado to form New Century Energies, Inc., and we became a wholly-owned subsidiary of New Century Energies, Inc., a registered holding company under the Public Utility Holding Company Act of 1935. On August 18, 2000, New Century Energies, Inc. merged into Xcel Energy Inc. (formerly named Northern States Power Company). We are now a wholly-owned subsidiary of Xcel Energy Inc. Xcel Energy Inc. is a registered holding company under the Public Utility Holding Company Act of 1935.

Recent Developments: Delay in Retail Restructuring

    In April 1999 New Mexico enacted the Electric Industry Restructuring Act of 1999 (the "Restructuring Act"). Pursuant to authority delegated by the Restructuring Act, the New Mexico Public Regulation Commission extended the deadline for implementation of customer choice service in New Mexico from January 1, 2001 to January 1, 2002. In March 2001, the Governor of New Mexico signed into law a five-year delay for the implementation of customer choice. Customer choice is now scheduled for implementation in New Mexico beginning in January 2007.

    The Texas Electric Choice Act (the "Act") was enacted in June 1999, mandating full retail competition in Texas on January 1, 2002. Provisions were included in the Act to deal specifically with our company, recognizing that transmission constraints and market power concerns required a more structured schedule to opening our service area to customer choice. In the recent 2001 legislative session, additional changes were made to the provisions relating to us to actually defer competition in our service area until at least January 1, 2007. This delay only applies to us; other areas of the state will go forward with retail competition in 2002. During the delay period, we will be exempt from most of the requirements of the Act. We will not be required to participate in capacity auctions or the statewide pilot project, and will be not required to achieve corporate separation.

USE OF PROCEEDS

    We will use the net proceeds from the sale of the Debt Securities to retire short-term debt that was issued (1) to redeem prior to maturity our outstanding First Mortgage Bonds in anticipation of restructuring related to deregulation in New Mexico and Texas, and (2) to fund capital expenditures for acquisition of utility property and for construction, extension and improvement of our utility facilities and service. Our short-term borrowings aggregated approximately $621 million as of May 31, 2001. The specific allocation of the proceeds of a particular series of the Debt Securities will be described in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

	Quarter Ended March 31, 2001	Year Ended December 31,				Transition Period	Year Ended August 31, 1996
		2000	1999	1998	1997
Ratio of Earnings to Fixed Charges	3.7	2.9	3.5	3.8	3.0	2.6	4.2

    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of net income plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF DEBT SECURITIES

    The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which the Debt Securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

    We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness.

General

    We may issue the Debt Securities in one or more new series under an Indenture dated February 1, 1999 between us and The Chase Manhattan Bank, as trustee (the "Trustee"). This indenture, as previously supplemented by a supplemental indenture and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the "Indenture." The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness. We refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the "securities." The amount of securities that we may issue under the Indenture is not limited. The securities may be issued in series up to the aggregate principal amount which may be authorized by us from time to time.

    The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:

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  the title, aggregate principal amount, currency or composite currency and denominations of that series of Debt Securities;

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  the price or prices (or method for determining price or prices) at which the Debt Securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

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  the maturity date(s) of that series of Debt Securities;

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  the interest rate(s) (which may be fixed or variable), if any, of that series of Debt Securities;

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  the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

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  the manner of paying principal or interest;

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  the place or places where principal and interest will be payable;

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  the terms of any mandatory or optional redemption by us, including the terms of any sinking fund;

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  the terms of any redemption at the option of the holders;

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  whether the Debt Securities are to be issuable as registered Debt Securities, bearer Debt Securities, or both, and whether and upon what terms any registered Debt Securities may be exchanged for bearer Debt Securities and vice versa;

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  whether the Debt Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depository for any global Debt Security;

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  any tax indemnity provisions;

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  if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining those payments;

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  the portion of principal payable upon acceleration of a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount ("discounted security");

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  whether and upon what terms Debt Securities may be defeased;

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  any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indenture;

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  provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form;

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  the terms, if any, upon which the Debt Securities will be convertible into or exchangeable for other securities or other property of our company or another person; and

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  any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required or advisable under United States laws or regulations, or advisable in connection with the marketing of the Debt Securities.

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as depository ("Depository"). Global Debt Securities may be issued in registered, bearer or uncertificated form and in either temporary or permanent form. Until it is exchanged in whole or in part for Debt Securities in definitive form, a global Debt Security may not be transferred except as a whole by the Depository to a nominee or a successor depository. (Section 2.12.) See "BOOK-ENTRY ONLY SYSTEM" in this prospectus.

    Debt Securities of any series may be issued as registered Debt Securities, bearer Debt Securities or uncertificated Debt Securities, as specified in the terms of the series. Unless otherwise indicated in the prospectus supplement, registered Debt Securities will be issued in denominations of $1,000 and integral multiples of $1,000, and bearer Debt Securities will be issued in denominations of $5,000 and integral multiples of $5,000. One or more global Debt Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global Debt Security or Debt Securities.

    Unless otherwise indicated in the prospectus supplement, in connection with its original issuance, no bearer Debt Security will be offered, sold, resold, or mailed or otherwise delivered to any location in the United States and a bearer Debt Security in definitive form may be delivered in connection with its original issuance only if the person entitled to receive the bearer Debt Security furnishes certification in a form acceptable to us and in compliance with applicable U.S. laws and regulations. (Section 2.04.)

    Any special United States federal income tax considerations applicable to bearer Debt Securities will be described in the prospectus supplement relating to that series of Debt Securities.

    To the extent set forth in the prospectus supplement, except in special circumstances set forth in the Indenture, principal and interest on bearer Debt Securities will be payable only upon surrender of bearer Debt Securities and coupons at one of our paying agencies located outside of the United States. During any period necessary to conform to United States tax law or regulations, we will maintain a paying agent outside the United States to which the bearer Debt Securities and coupons may be presented for payment and will provide the necessary funds to the paying agent upon reasonable notice.

    Registration of transfer of registered Debt Securities may be requested upon surrender of the Debt Securities at any of our agencies maintained for the purpose and upon fulfillment of all other requirements of the agent. Bearer Debt Securities and the related coupons will be transferable only by delivery.

    Debt Securities may be issued under the Indenture as discounted securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other applicable considerations will be described in the prospectus supplement relating to the discounted securities.

Certain Covenants

    The Debt Securities will not be secured by any of our properties or assets and will represent unsecured debt. Unless otherwise indicated in the prospectus supplement, the Indenture will not limit the amount of secured or unsecured debt that we may issue.

    Unless otherwise indicated in a prospectus supplement, the covenants contained in the Indenture and the Debt Securities will not afford holders of the Debt Securities special protection in the event of a highly leveraged or other transaction involving our company that may adversely affect holders of the Debt Securities.

Successor Obligor

    Unless otherwise indicated in the prospectus supplement, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

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  the person is organized under the laws of the United States or a state of the United States;

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  the person assumes by supplemental indenture all our obligations under the Indenture, the Debt Securities and any coupons;

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  all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

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  immediately after the transaction no default (as described below) exists.

    If these conditions are satisfied, then the successor will be substituted for us, and thereafter all our obligations under the Indenture, the Debt Securities and any coupons will terminate. (Section 5.01.)

Exchange of Debt Securities

    Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and maturity date in the authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of our company maintained for that purpose and upon fulfillment of all other requirements of the agent.

    To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and maturity date in the authorized denominations as may be requested upon surrender of the bearer Debt Securities with all related unpaid coupons (except as may otherwise be provided in the Debt Securities) at an agency of our company maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07.) As of the date of this prospectus, it is expected that the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

Payment and Payment Agents

    Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that person's address as it appears in the register for the Debt Securities maintained by the Trustee. Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable by check at the office of the Trustee.

Defaults and Remedies

    Unless otherwise indicated in the applicable prospectus supplement, the following constitute events of default for a particular series of Debt Securities:

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  default in any payment of interest on any Debt Securities of that series when due and payable and the default continues for a period of 60 days;

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  default in the payment of the principal of any Debt Securities of that series when due and payable at maturity or upon redemption, acceleration or otherwise;

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  default in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of that series as required by the resolution establishing such series and the default continues for a period of 60 days;

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  default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

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  specified events of bankruptcy, insolvency or reorganization of our company; or

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  any other event of default provided for in the series.

  (Section 6.01.)

    A default in the performance of any of our other agreements applicable to that series is not an event of default until the Trustee or the holders of at least 25% in principal amount of the Debt Securities of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01.) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. Subject to specified limitations, holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power. (Section 6.05.) The Trustee may withhold from the holders of Debt Securities of the series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the holders' interest. (Section 7.04.)

    The Indenture does not have a cross-default provision. Thus, unless otherwise indicated in the applicable prospectus supplement, a default by us on any other debt (including any other series of securities issued under the Indenture) would not constitute an event of default.

Amendments and Waivers

    Unless otherwise indicated in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time as described below. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the securities, or we may need either the consent or approval of the holders of a majority in principal amount of all outstanding securities affected by the proposed amendment or the consent or approval of each holder affected by the proposed amendment.

    We will not need the consent of any holder for the following types of amendments:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to provide for assumption of our obligations under the Indenture and the securities in the event of a merger or consolidation requiring such assumption;

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  to provide that specific provisions of the Indenture not apply to a series of securities not previously issued;

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  to create a series and establish its terms;

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  to provide for a separate trustee for one or more series; or

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  to make any change that does not materially adversely affect the rights of any holder of securities. (Article 10.)

    We will need the consent of the holders of each outstanding security affected, if the proposed amendment would do any of the following:

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  reduce the amount of securities whose holders must consent to an amendment or waiver;

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  reduce the interest rate or change the time for payment of interest;

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  change the fixed maturity of any security;

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  reduce the principal of any non-discounted security or reduce the amount of principal of any discounted security that would be due on acceleration;

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  change the currency in which principal or interest is payable;

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  make any change that materially adversely affects the right to convert any security; or

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  waive any default in payment of interest or principal.

    Amendments other than those described in the above paragraphs will require the approval of the holders of a majority in principal amount of the securities of all series affected voting as one class. A default on a series may be waived with the consent of the holders of a majority in principal amount of the securities of that series.

Legal Defeasance and Covenant Defeasance

    Debt Securities of a series may be defeased in accordance with their terms and, unless otherwise indicated in the applicable prospectus supplement, as described below. At any time we may terminate as to a series all of our obligations (except for specified obligations regarding the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and coupons and to maintain paying and other agencies for the Debt Securities) with respect to the Debt Securities of that series and any related coupons and the Indenture ("legal defeasance").

    At any time we may terminate as to a series of Debt Securities our obligations under any restrictive covenants which may be applicable to that particular series ("covenant defeasance"). We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series so defeased under the terms of the series.

    To exercise either defeasance option as to a series, we must deposit in trust (the "defeasance trust") with the Trustee money or direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in those obligations for the payment of principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with specified other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes. (Article 8.)

Resignation or Removal of Trustee

    The Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 7.07.)

    The holders of a majority in principal amount of the outstanding securities may remove the Trustee at any time. (Section 7.07.) We may remove the Trustee if the Trustee fails to comply with specific provisions of the Trust Indenture Act of 1939, as amended, or fails to comply with the capital and surplus requirements as set forth in its most recent published report of condition. (Section 7.08.) We may also remove the Trustee if one of the following occurs:

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  the Trustee is adjudged a bankrupt or an insolvent;

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  a custodian or other public officer takes charge of the Trustee or its property;

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  the Trustee becomes incapable of acting;

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  or specified events of bankruptcy, insolvency or reorganization of our company occur.

  (Section 7.07.)

Concerning the Trustee

    The Chase Manhattan Bank is the Trustee. We maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some of our other securities as well as securities of some of our affiliates.

BOOK-ENTRY SYSTEM

    Each series of Debt Securities offered by this prospectus may be issued in the form of one or more global securities representing all or part of that series of Debt Securities. This means that we will not issue certificates for that series of Debt Securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

    The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Debt Securities. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

    Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

    We will wire principal, interest and any premium payments to the Depository or its nominee. We and the Trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

    Unless otherwise specified in the prospectus supplement, DTC will act as Depository for those Debt Securities issued as global securities. The Debt Securities will be registered in the name of Cede & Co. (DTC's partnership nominee).

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules that apply to DTC and its Direct or Indirect Participants (collectively, "Participants") are on file with the SEC.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global security as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a global security, and voting by Participants, will be governed by the standing instructions and customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the Trustee.

    Debt Securities of a series represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and a successor Depository is not appointed by us within 90 days; or

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  we determine not to require all of the Debt Securities of a series to be represented by a global security and notify the Trustee of our decision.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    Any underwriters, dealers or agents of any Debt Securities may be Direct Participants of DTC.

LEGAL OPINIONS

    Legal opinions relating to the Debt Securities will be rendered by our counsel, Gary R. Johnson, 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota, and Hinkle, Hensley, Shanor & Martin, L.L.P., Amarillo, Texas, and by Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois, counsel for any underwriters, dealers or agents named in a prospectus supplement. Gary R. Johnson is our Vice President and General Counsel and is the beneficial owner of 16,773 shares of common stock of our parent company, Xcel Energy Inc. As to matters of local law, Gary R. Johnson will rely on the opinions of Hinkle, Hensley, Shanor & Martin, L.L.P. Amarillo, Texas, Rainey, Ross, Rice & Binns, Oklahoma City, Oklahoma, and Foulston & Siefkin L.L.P., Topeka, Kansas. Jones, Day, Reavis & Pogue has acted in the past, and may in the future act, as special counsel to us and our affiliates, including our parent corporation, Xcel Energy Inc.

EXPERTS

    The financial statements and schedule of Southwestern Public Service Company as of December 31, 2000 and 1999 and for the three years then ended are incorporated by reference in this registration statement on Form S-3 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited interim financial information for Southwestern Public Service Company for the quarters ended March 31, 2001 and 2000, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

PLAN OF DISTRIBUTION

    We intend to sell the Debt Securities offered by this prospectus to or through underwriters or dealers, and may also sell the Debt Securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of Debt Securities.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

    In connection with the sale of the Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Debt Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us, will be described in the prospectus supplement.

    Under agreements into which we may enter in connection with the sale of Debt Securities, underwriters, dealers, and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Debt Securities:

Registration fee under the Securities Act of 1933	$125,000
Fees of rating agencies	$100,000
Printing and engraving	$30,000
Accounting services	$40,000
Trustee's charges	$14,000
Company counsel fees	$55,000
Expenses and counsel fees for qualification or registration of the Debt Securities under state securities laws	$20,000
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses	$30,000

Total	$414,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance, on behalf of any officer of director against any liability asserted against the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

    The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

    Article Seventh of our Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or to the shareholders for monetary damages for a breach of fiduciary duty as a director unless the director has breached or failed to perform the duties of his or her office in accordance with the New Mexico Business Corporation Act, and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness.

    Article IV of our Bylaws requires us, to the fullest extent permitted by the New Mexico Business Corporation Act, to pay or reimburse expenses, liabilities, and losses incurred by an officer or director involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as an officer or director of Southwestern Public Service Company.

    The Bylaws also require us to pay or reimburse all covered expenses to an officer or director promptly upon receipt of a written claim and, where the claimant seeks an advancement of expenses (including attorney's fees) incurred or to be incurred by an officer or director in connection with a

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proceeding. The contracts also provide for indemnification of such persons against expenses, liabilities, and losses.

    Pursuant to each director's indemnity agreement, we keep in effect a letter of credit in the face amount of $5,000,000 obtained from a commercial bank for the benefit of all directors who are a party to an indemnity agreement. A director who has incurred or may incur expenses in connection with a proceeding prior to the final disposition of such a proceeding for any reason may request an independent trustee to draw upon the letter of credit for the payment or advancement of such expenses. Upon such request, the trustee will draw upon the letter of credit and deliver such funds to such director.

    We are insured up to $160,000,000 against loss in excess of $200,000 because of any claim made against us or our officers or directors and alleged to have been caused by any negligent act, error, omission, or breach of duty by our officers or directors. The insurance is subject to specified exclusions.

ITEM 16. EXHIBITS.

1.01	Form of Underwriting Agreement.
4.01	Trust Indenture, dated February 1, 1999, between Southwestern Public Service Company and The Chase Manhattan Bank, as Trustee. (Exhibit 99.2 to Form 8-K dated March 10, 1999, File No. 1-03789)
4.02	First Supplemental Trust Indenture, dated March 1, 1999, between Southwestern Public Service Company and The Chase Manhattan Bank, as Trustee. (Exhibit 99.3 to Form 8-K dated March 10, 1999, File No. 1-03789)
4.03	Form of Supplemental Indenture for each series of Debt Securities.
5.01	Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P. as to legality of the Debt Securities.
12.01	Statement of computation of ratio of earnings to fixed charges.
15.01	Letter on Unaudited Financial Information by Arthur Andersen LLP.
23.01	Consent of Arthur Andersen LLP, Independent Accountants.
23.02	Legal Counsel's Consent of Hinkle, Hensley, Shanor & Martin, L.L.P.
23.03	Legal Counsel's Consent of Gary R. Johnson.
23.04	Legal Counsel's Consent of Rainey, Ross, Rice & Binns.
23.05	Legal Counsel's Consent of Foulston & Siefkin L.L.P.
25.01	Form T-1 Statement of eligibility of The Chase Manhattan Bank to act as Trustee under the Indenture.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not

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previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, and State of Texas, on the 15th day of June, 2001.

SOUTHWESTERN PUBLIC SERVICE COMPANY
By:	/s/ GARY L. GIBSON Gary L. Gibson President and Chairman of the Board (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ GARY L. GIBSON Gary L. Gibson President, Chairman of the Board and Director June 15, 2001
/s/ DAVID HUDSON David Hudson Secretary and Treasurer (Principal Financial and Accounting Officer) June 15, 2001

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QuickLinks

SUBJECT TO COMPLETION, DATED JUNE 18, 2001
PROSPECTUS SOUTHWESTERN PUBLIC SERVICE COMPANY DEBT SECURITIES
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
SOUTHWESTERN PUBLIC SERVICE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES (unaudited)
DESCRIPTION OF DEBT SECURITIES
BOOK-ENTRY SYSTEM
LEGAL OPINIONS
EXPERTS
PLAN OF DISTRIBUTION
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURE